Exhibit 11

                             BNP U.S. FUNDING L.L.C.
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                       Computation of net income per share
                      (in thousands, except per share data)

                                                         Three-month period
                                                        ended March 31, 2001
                                                        --------------------

Net Income                                                      $ 16,789
Less: Preferred Securities Dividend Requirement.........             ---
                                                                 -------
Net Income (Loss) Applicable to Common Securities.......        $ 16,789
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Securities:

Weighted Average Number of Common Securities
Outstanding.............................................          53,011
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Net Income (Loss) per Common Security...................        $ 316.71
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